SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       PREMIUM CIGARS INTERNATIONAL, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
                                 ------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
                                                       --------------------
     3)   Filing Party:
                       ----------------------------------------------------
     4)   Date Filed:
                     ------------------------------------------------------

                       PREMIUM CIGARS INTERNATIONAL, LTD.







                                 NOTICE OF 1999

                         ANNUAL MEETING OF STOCKHOLDERS

                               AND PROXY STATEMENT








                            YOUR VOTE IS IMPORTANT!

             PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY
                            IN THE ENCLOSED ENVELOPE

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


May 7, 1999


     The Annual Meeting of Shareholders of PREMIUM CIGARS INTERNATIONAL, LTD. (the "Company") will be held at the Company's principal executive offices at 15849 North 77th Street, Scottsdale, Arizona 85260 on Friday, May 28, 1999 at 9:00 A.M. local time for the following purposes:

     1.   To elect the directors of the Company to serve for the ensuing year;

     2. To ratify the selection of SEMPLE & COOPER, LLP as independent auditors for the Company;

     3.   To approve a name change of the Company to ProductExpress.com, Inc.;

     4.   To approve a 1 for 2.3 reverse stock split;

     5. To transact any other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 2, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. A list of stockholders will be available during regular business hours at the Company's office at 15849 North 77th Street, Scottsdale, Arizona on and after May 7, 1999, for inspection by any stockholder for any purpose germane to the meeting.


By Order of The Board of Directors,

PREMIUM CIGARS INTERNATIONAL, LTD.

/s/ John E. Greenwell
-----------------------------------
John E. Greenwell, Acting Secretary

                                 PROXY STATEMENT


     We are furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of PREMIUM CIGARS INTERNATIONAL, LTD. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The address of the Company's principal executive offices is 15849 North 77th Street, Scottsdale, Arizona, 85260. This Proxy Statement and the form of proxy are being mailed to stockholders on or about May 7, 1999.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

     You may revoke a proxy at any time before it is exercised by

     *    giving another proxy bearing a later date,

     * notifying the Secretary of the Company in writing at any time before the proxy is exercised, or

     *    attending the meeting in person and casting a ballot.

     Any proxy returned to the Company will be voted in accordance with its instructions. If no instructions are indicated on the proxy, the proxy will be voted for the election of the nominees for directors proposed by Management and in favor of all other proposals described in the Proxy Statement. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

     We know of no reason why any of the nominees proposed would be unable to serve. IF prior to the election, any nominee named becomes unable to serve as a director, the proxy will be voted in accordance with best judgment of the persons named as proxies. The Board of Directors knows of no matters, other than as described in this Proxy Statement, that are to be presented at the meeting, but if matters other than those described properly come before the meeting, the proxy will be voted by the persons named in a manner that those persons (in their judgment) consider to be in the best interests of the Company.

                          RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 2, 1999 are entitled to vote at the meeting. On the record date 3,839,092 shares of Common Stock were outstanding and entitled to vote. Each stockholder entitled to vote shall have one vote for each share of Common Stock registered in such stockholder's name on the books of the Company as of the record date.

     Arizona law and the Company's Bylaws allow stockholders to cumulate their votes for the election of directors. Shareholders are entitled to multiply the total number of shares they are entitled to vote by the total number of directors for whom they are entitled to vote, and may apply that product to the election of a single director or distribute that product among two or more candidates.

     Neither Arizona law nor the Company's governing documents provide for any dissenter's right of appraisal with respect to any matter to be acted upon at the 1999 Annual Meeting of Shareholders. As no statutory or other dissenter's rights are applicable under Arizona law, a stockholder's failure to register written disapproval of any of the proposals at the Annual Meeting is not a waiver of any such rights.

                 ANNUAL REPORT ON FORM 10-KSB AND OTHER MATTERS

     The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "Annual Report"), which was mailed to stockholders with or preceding this Proxy Statement, contains financial and other information about the Company but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company will provide upon written request, to each stockholder of record as of the Record Date, a copy of any exhibits listed in the Annual Report, upon receipt of the request and a check for $20 to cover the Company's expense in furnishing such exhibits. Any such requests should be directed to the Company's Secretary at the Company's executive offices set forth in this Proxy Statement.

                              ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

     On May 8, 1998, the Board of Directors established a standing Nominating Committee of three directors. The directors appointed to serve on the committee until their successors have been elected or appointed and shall qualify are:
Greg P. Lambrecht (Chairman), Steven A. Lambrecht and John E. Greenwell. The Board of Directors, on April 20, 1999, after having considered the recommendations of the individual members of the Nominating Committee who were present at the Board's meeting, unanimously nominated the following persons as the recommendation of the Board of Directors for directors of the Company:

                                              Director
     Nominee Name                 Age           Since
     ------------                 ---           -----
     John E. Greenwell            51            1998
     Colin A. Jones               31            1997
     Greg P. Lambrecht            35            1997
     Steven A. Lambrecht          46            1996
     Gary Sherman                 50            1999
     Greg Emery                   41            1999

VOTE REQUIRED AND RECOMMENDATION FOR ITEM 1

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Shareholders is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES.

                  INFORMATION RELATED TO ELECTION OF DIRECTORS

     All directors hold office until the Annual Meeting of Shareholders of the Company and until their successors have been elected and qualified. The Board of Directors currently consists of six members. The Bylaws permit the Board of Directors to determine the size of the Board within a range that the shareholders have set which is currently one to nine members. The Bylaws, and requirements for the Company's continued listing on NASDAQ, also require that we maintain at least two "independent directors" who are not employees or officers and who do not have a material business or professional relationship with the Company. Information about each nominee for director is given below.

     JOHN E. GREENWELL has been a director and the Company's Chief Executive Officer since March 1, 1998 and the Company's President and Chief Operating Officer since December 15, 1997. Mr. Greenwell previously was employed by The Dial Corporation from 1984 to 1996, culminating with his position as Executive Vice President and the General Manager of Dial's Detergent Division. He has 29 years of marketing and executive management experience in the consumer package goods industry. Prior to his Executive Vice President role with The Dial Corporation, Mr. Greenwell was Senior Vice President and General Manager of Dial's Food Division. He has served in consumer marketing responsibilities for

The Dial Corporation, Texize (a former division of Morton Thiokol), Drackett (a former division of Bristol Myers), the advertising agency of Leo Burnett Company and a sales position with The Chicago Tribune. Mr. Greenwell has also served as a member of the Board of Directors for the Soap & Detergent Association and the National Food Processors Association. Mr. Greenwell received a B.S. degree in Business from Indiana University in 1969.

     COLIN A. JONES has been a director since May 3, 1997. He previously served as Vice President of International Sales from May 31, 1997 to January 16, 1998. He has 13 years of experience managing, marketing and selling to the convenience store and grocery store market. In 1985, he founded J&M Wholesale, Ltd., a British Columbia corporation which delivers various wholesale products primarily to convenience store accounts in Canada. He continues to be the President and Chief Executive Officer of J&M. Mr. Jones attended Douglas College of New Westminster, British Columbia, Canada.

     GREG P. LAMBRECHT has been a director since August 7, 1997. He previously served as the Company's Vice President of National Sales from May 31, 1997 to March 2, 1998 and as the Company's Secretary and Treasurer from May 31, 1997 to March 4, 1998. He has 14 years of experience managing, marketing and selling to the convenience store and grocery store market. In 1984, he founded Rose Hearts, Inc., a Washington company which delivers various impulse purchase products in Washington, Oregon and California. He graduated with a B.A. in Communications from Western Washington University in 1984. Greg P. Lambrecht is the brother of Steven A. Lambrecht and the uncle of Scott I. Lambrecht.

     STEVEN A. LAMBRECHT has been a director since December 31, 1996. He previously served as the Company's Chief Executive Officer from December 31, 1996 to March 1, 1998, as President from May 3, 1997 to December 15, 1997 and as Chairman of the Board from December 31, 1996 to June 20, 1997. He has 24 years of marketing and sales experience and 18 years of management experience; most of his business experience has been in real estate development and construction. He is the owner of Forum Import/Export Company, a sole proprietorship, and was co-owner of Forum Development and Construction Company, Inc., a Washington corporation. He also owns SDCC, Inc., an Arizona development and construction corporation that he founded in 1992. He has developed and sold over 20 million dollars worth of real estate since 1974. Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Scott I. Lambrecht.

     GARY SHERMAN has been an independent director since March 1999. He is currently Executive Vice President of Heritage West Securities, a regional broker/dealer in Scottsdale. Mr. Sherman has 25 years of management and sales experience. Since 1990, he has been President of both W.B. McKee Securities, Inc. and Owen-Joseph Asset Management. From 1976 to 1990, he served as a General Partner with Boettcher & Company, a NYSE Member headquartered in Denver, Colorado; as well as Senior Vice President and Regional Director of Kemper Securities after their purchase of Boettcher in 1986. Mr. Sherman majored in Finance at the University of Denver and attended the Securities Institute at the Wharton School of Finance.

     GREG EMERY has been a director since April 20, 1999, and is currently Vice President of Marketing and Sales for Cybernet, a technology company located in Ann Arbor, Michigan. Prior to his current position, he was the International Marketing & Communications Manager for CalComp (a division of Lockheed Martin). He also served as the Vice President of Marketing & Sales for DataMag, a computer media manufacturer, the National Sales Manager for Sony Computer Products Division, the worldwide Product Marketing Manager for Ampex (a division of Allied-Signal), and a marketing representative for IBM. He was also Vice President of the Board of Valley Big Brothers/Big Sisters. Mr. Emery has an MBA degree with honors and a BS degree from Arizona State University.

           BOARD ACTIVITY - STANDING AUDIT AND COMPENSATION COMMITTEES

     Although the Board has established standing Audit and Compensation Committees, because the Company is in its first year following its initial public offering, the Board has elected to fulfil the functions of those committees through meetings of the entire Board. The Board of Directors held 11 meetings in the year ended December 31, 1998 and all current directors attended at least 75% of the total number of meetings during their respective terms. Neither the Compensation Committee nor the Audit Committee held meetings independent of the entire Board in 1998.

     On May 8, 1998, the Board of Directors established standing Audit and Compensation Committees which would each be continually comprised of at least one director, but a majority of the members of the Audit Committee must be independent directors. Pursuant to the Company's Bylaws, Section 5, the committees must include at least one board member, but may also include officers who are not directors, if the committee will not be delegated Board decision-making authority and will make recommendations to the Board for decision. The Audit Committee is comprised of the Company's two Independent Directors. The directors appointed to serve on the committees until their successors have been elected or appointed and shall qualify are:

     Audit Committee              Compensation Committee
     ---------------              ----------------------

     Gary Sherman                 Robert H. Manschot(2) (Chairman)
     Mark Jazwin(1)               Colin A. Jones
                                  Atul Vashistha(2)

(1) Mark Jazwin has resigned from the Board of Directors and it is expected that Greg Emery will fill Mark Jazwin's position on the Audit Committee.

(2) Robert H. Manschot and Atul Vashistha resigned from the Board of Directors in 1999 and 1998, respectively. The Board of Directors will appoint new members to serve on the Compensation Committee following the Company's Annual Meeting.

     When the Audit and Compensation Committees begin to meet independently of the entire Board, the Compensation Committee's duties will include reviewing and approving salaries and other matters relating to compensation of the executive officers of the Company. The Audit Committee's duty will be to recommend for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal financial and accounting organization and controls and financial reporting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                       MANAGEMENT AND CHANGES IN CONTROL

     The following tables set forth certain information regarding shares of common stock beneficially owned as of April 12, 1999 by (i) each person or group known to the Company, which beneficially owns more than 5% of the common stock;
(ii) each of the Company's officers and directors; and (iii) all officers and directors as a group. The percentage of beneficial ownership is based on 3,839,092 shares outstanding on April 12, 1999 plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, the following persons have sole voting and investment power with respect to the number of shares set forth opposite their names:

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Title of      Name and Address of          Amount and Nature of         Percent
Class          Beneficial Owner            Beneficial Ownership        of Class
-----          ----------------            --------------------        --------

Common         John E. Greenwell               476,600(1)               12.41%
               16216 North 63rd Place
               Scottsdale, Arizona 85254

Common         Greg P. Lambrecht               246,770(1)(2)             6.44%
               2323 North Central Avenue
               Suite 2004
               Phoenix, Arizona 85004

Common         Steven A. Lambrecht             266,256(1)(2)             6.94%
               11259 East Via Linda
               Suite 100-102
               Scottsdale, Arizona 85259

Common         Lincoln Heritage Life           210,476(3)                5.48%
               Insurance Company
               4343 E. Camelback Rd. #400
               Phoenix, Arizona 85018

Common         Londen Insurance Group          210,476(3)                5.48%
               4343 E. Camelback Rd. #400
               Phoenix, Arizona 85018

(1) Includes shares which may be acquired by the exercise of options or warrants within 60 days as follows: John E. Greenwell, 40,000 shares, Steven A. Lambrecht, 21,250 shares, and Greg. P. Lambrecht, 1,250 shares. Excludes shares underlying options which are not currently exercisable as follows: John E. Greenwell, 10,000 shares.

(2) Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Scott I. Lambrecht. Each of the Lambrechts disclaims any beneficial interest in the shares held by the others.

(3) Represents beneficial ownership of 20,000 shares held of record by Life of Boston Insurance Company and of 95,057 shares each which may be acquired directly by the exercise of stock warrants within 60 days by Lincoln Heritage Life Insurance Company and Life of Boston Insurance Company. The Londen Insurance Group is the sole shareholder of the Lincoln Heritage Life Insurance Company. Lincoln Heritage Life Insurance Company owns 79% of the shares of Life of Boston Insurance Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

Title of      Name and Address of          Amount and Nature of        Percent
Class          Beneficial Owner            Beneficial Ownership        of Class
-----          ----------------            --------------------        --------

Common         Mark Jazwin                      14,226(1)                (3)
               7702 E. Doubletree Ranch Rd.
               Suite 230
               Scottsdale, AZ 85258

Common         John Greenwell                  476,600(1)              12.41%
               16216 North 63rd Place
               Scottsdale, Arizona

Common         Gary Sherman                     27,846(1)                (3)
               6063 E. Cortez Drive
               Scottsdale, AZ 85254

Common         Colin Jones                      138,972                 3.62%
               7349 Via Paseo del Sur
               Suite 515-166
               Scottsdale, Arizona 85258
               V6Z-2S6

Common         Greg P. Lambrecht                246,770(1)(2)           6.44%
               6980 East Sahuaro Drive
               Apt. 1129
               Scottsdale, Arizona 85254

Common         Steven A. Lambrecht              266,256(1)(2)           6.94%
               11259 East Via Linda
               Suite 100-102
               Scottsdale, Arizona 85259

Common         Scott I. Lambrecht                86,250(1)(2)           2.25%
               15849 North 77th Street
               Scottsdale, Arizona 85260

Common         James B. Stanley                  26,250                  (3)
               15849 North 77th Street
               Scottsdale, Arizona 85260

Common         Brendan N. McGuinness             20,222(1)               (3)

Common         All Officers and Directors     1,284,246(1)(2)          33.45%
               as a group (10 persons)

(1) Includes shares which may be acquired by the exercise of options or warrants within 60 days as follows: John E. Greenwell, 40,000 shares, Steven A. Lambrecht, 21,250 shares, Colin A. Jones and Greg P. Lambrecht, 1,250 shares each, Brendan McGuinness, 20,000 shares, Gary Sherman, 9,573 shares and Mark Jazwin, 9,456 shares. Excludes shares underlying options which are not currently exercisable as follows:
     John E. Greenwell, 10,000 shares.

(2) Steven A. Lambrecht is the brother of Greg P. Lambrecht and the father of Scott I. Lambrecht. Each of the Lambrechts disclaims any beneficial interest in the shares held by the others.

(3)  Less than 1%.

     CHANGES IN CONTROL

     None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     RESOLVING CONFLICTS OF INTEREST. A number of the transactions described in this section involve inherent conflicts of interest because an officer, director, significant shareholder, promoter or other person with a material business or professional relationship with the Company is a party to the transaction. Our current policy adopted by our board of directors regarding transactions involving conflicts of interest, is:

       (i) we will not enter into any material transaction or loan with a related or affiliated party unless the transaction or loan is on terms that are no less favorable to us than we could obtain from an unrelated or unaffiliated third party; and

       (ii) a majority of the independent directors (those who do not have a material business or professional relationship with the Company other than being a director) who have no interest in the transactions must review and approve transactions involving related parties or conflicts of interest after having been given access, at our expense, to our counsel or to their own independent legal counsel; and

       (iii) when there are only two independent directors, both directors must approve the transaction; and

       (iv) the independent director approval applies to all related-party transactions and loans, whether or not to a related-party.

     We currently have two independent directors, Greg Emery and Gary Sherman. Our independent directors have had access, at our expense, to our counsel or to independent counsel, and a majority of the then current independent directors have ratified all related-party transactions that are ongoing.

     JONES/LAMBRECHT NOTES RECEIVABLE. Colin A. Jones and Greg P. Lambrecht each delivered to the Company long term promissory notes for $43,112.50. The notes are dated December 31, 1996, accrue interest at six percent, and all interest and principal are due on March 31, 1999. The notes relate to CAN-AM receivables which accrued prior to the Company's acquisition of all of CAN-AM's outstanding stock on December 31, 1996. The independent directors have approved a one-time extension for the repayment of these notes to September 30, 1999. In exchange, Messrs. Jones and Lambrecht agreed to increase the interest rate for the notes from six to ten percent.

     SINGLE CIGARS, INC. As discussed in the Company's Form 10QSB filed for the quarter ended September 30, 1998, the Company entered into a Supplier Agreement with Single Cigars, Inc., a wholly owned subsidiary of Single Stick, Inc., dated October 5, 1998, under which Single Cigars, Inc. will supply little cigars known as Prime Time(TM) and countertop control units exclusively to the Company for distribution by the Company. Greg Lambrecht, a director of the Company, has entered into a consulting arrangement with Single Stick, Inc. Pursuant to his relationship with Single Stick, Inc., Greg Lambrecht will receive consideration including two percent (2%) of the net collected sales price received by Single Stick, Inc. from sales of Prime Time(TM) to the Company, as well as shares of Single Stick, Inc. if certain sales criteria are met for the Prime Time(TM) product. Additionally, Greg Lambrecht received a retainer and shares of Single Stick, Inc. under his consulting agreement with Single Stick, Inc. the Company's Board of Directors including all of the Company's independent directors, have approved the transaction with Single Stick, Inc. and have found the terms to be fair to the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The following persons were, during the last fiscal year, either directors, officers, or beneficial owners of more than ten percent (10%) of a class of equity securities registered pursuant to Section 12 of the Exchange Act of 1934 and failed to file the following reports on a timely basis reports required by

Section 16(a) during the most recent fiscal year or prior years which have not previously been disclosed:

     The following persons did not file any Forms 4 during the fiscal year ended December 31, 1998 and have not provided the Company with a written representation that no such forms were required: William Anthony and Robert Manschot.

     EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                               Other    Restricted  Securities
  Name and                                     Annual     Stock      Underlying   LTIP      All Other
  Principal                Salary     Bonus   Compen-     Awards      Options/   Payouts     Compen-
  Position         Year     ($)        ($)    sation($)    ($)        Sars (#)     ($)       sation
  --------         ----     ---        ---    ---------    ---        --------     ---       ------
John
Greenwell/CEO(1)   1998   144,231       --       --         --          --          --         --

Steve
Lambrecht/CEO(2)   1998    80,546(5)    --       --         --          --          --     42,850(3)(4)

Greg
Lambrecht/
VP Sales           1998    83,777(5)    --       --         --          --          --     42,500(3)(4)

Colin Jones /VP
Int. Sales         1998    75,564(5)    --       --         --          --          --     43,600(3)(4)

(1)  Took office March 1, 1998.

(2)  Left office March 1, 1998.

(3) Includes $40,000 payment to settle compensation dispute. See "Executive Compensation - Employment Agreements Settlement of Compensation Disputes with Founders" in the Company's Form 10-KSB filed for the fiscal year ended December 31, 1997.

(4)  Includes fees paid for attendance at Board of Directors meetings.

(5) Includes nine months salary for severance compensation in accordance with terms of employment agreements. See "Executive Compensation Employment Agreements" in the Company's Form 10-KSB filed for the fiscal year ended December 31, 1997.

           OPTION/SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)

                      Number of      % of Total
                      Securities    Options/SARs
                      Underlying     Granted to     Exercise or
                     Options/SARs   Employees in    Base Price
      Name            Granted (#)    Fiscal Year      ($/Sh)     Expiration Date
      ----            -----------    -----------      ------     ---------------

John Greenwell/ CEO         --           --               --           --

Brandan McGuinness
/VP Sales               20,000          100%           $5.25           --

(1) Options granted pursuant to a Stock Option Agreement dated May 8, 1998. Options to purchase 10,000 shares vested on May 8, 1998. Options to purchase an additional 10,000 shares vested on September 1, 1998.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                               Number of
                                              Securities          Value of
                                              Underlying        Unexercised
                                              Unexercised       In-the-Money
                                             Options/SARs       Options/SARs
                   Shares                    at FY-End (#)      at FY-End (4)
                Acquired on      Value       Exercisable/       Exercisable/
      Name       Exercise     Realized ($)   Unexercisable      Unexercisable
      ----       --------     ------------   -------------      -------------

                                               40,000          Not in-the-Money
                                             Exercisable        and Exercisable
John Greenwell/                                10,000          Not-in-the-Money
CEO                     --           --     Unexercisable(1)   and Unexercisable

Steve Lambrecht/                               20,000          Not-in-the-Money
Former CEO              --           --      Exercisable        and Exercisable
Brendan McGuinness                             20,000          Not-in-the-Money
/VP Sales               --           --      Exercisable        and Exercisable

(1) Options to purchase 10,000 shares at $5.25 per share, unexercisable until June 30, 1999.

                          DIRECTOR COMPENSATION TABLE

                   Annual Retainer   Meeting     Consulting Fees/      Number of
   Name               Fee ($)        Fees ($)     Other Fees ($)      Shares (#)
   ----               -------        --------     --------------      ----------

William L. Anthony       --           4,650             --                --

Robert H. Manshot        --           2,850             --                --

David S. Hodges          --           3,150         19,200(1)             --

Atul Vashistha           --           3,600             --                --

Steve Lambrecht          --           2,850             --                --

Greg Lambrecht           --           2,500             --                --

Colin Jones              --           3,600             --                --

(1) Consulting fees paid as termination payments under a Business Consulting Agreement dated June 2, 1997 as more fully described in the Company's Form 10-KSB filed for the fiscal year ended December 31, 1997.

EMPLOYMENT AGREEMENTS

     JOHN E. GREENWELL has an at-will Employment Agreement with the Company as President, Chief Executive Officer and Chief Operating Officer. The initial salary was $120,000, but increased, pursuant to the agreement's terms, to $150,000 a year upon his becoming Chief Executive Officer on March 1, 1998. Mr. Greenwell is eligible for any bonus plan or stock option plan offered to other comparable executives and was granted a bonus of $50,000 for the fiscal year ending December 31, 1998. At this time, Mr. Greenwell has agreed to defer payment of the $50,000 bonus for the fiscal year ending December 31, 1998. Additionally, as of January 18, 1999 and to date, Mr. Greenwell has declined to accept any payment for his services rendered to the Company.

     CONSULTING AGREEMENTS. During 1998, we also had arrangements with the following consultants:

     L.G. ZANGANI, INC. AND LEONARDO G. ZANGANI AGREEMENTS. the Company entered a Consulting Agreement, effective September 16, 1997, with L.G. Zangani, Inc., which is discussed in further detail in the Company's Form 10-KSB filed for the fiscal year ending December 31, 1997. On approximately December 2, 1998, the Company notified L.G. Zangani, Inc. of the termination of the Consulting Agreement.

     RCG CAPITAL, INC. On or about December 14, 1998, RCG Capital, Inc. (Mr. Max Ramras, President/CEO) entered into a Consulting Agreement with the Company to represent the Company as its financial public relations consultant for $5,500 per month, plus expenses, and the ability to purchase 100,000 restricted shares of the Company's common stock at a price of $.01 per share. The shares are subject to repurchase by the Company in the event certain incentive goals are not achieved. RCG Capital, Inc. has agreed to pay the Company an amount ranging from $0.99 to $1.49 per share upon the removal of any and all restrictive legends.

     STANDING ARRANGEMENTS FOR OUTSIDE DIRECTOR COMPENSATION. the Company has standing arrangements to grant each outside director options to purchase 5,000 shares of common stock and the Chairman additional options to purchase 2,500 shares of common stock on February 1 of each year at the market price on the date of the grant, but not less than $5.25 per share, to vest in quarterly increments of 1,250 (1,875 for the Chairman) and which shall be exercisable 1 to 5 years from the date each quarterly increment vests. The options are non-qualified. To date, the Company has not formally granted any such options to the outside directors. the Company also pays all outside directors, including non-employee directors, for all meetings attended (whether regular or additional meetings) at the rate of $350 per meeting for meetings of up to four (4) hours and $750 per meeting for meetings over four (4) hours.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                             (ITEM 2 ON PROXY CARD)

     In conjunction with the Company's initial public offering, the Company engaged Semple & Cooper, LLP of Phoenix, Arizona as its principal accountant to audit the Company's financial statements beginning with the Company's fiscal year ended March 31, 1998. The Company subsequently changed its fiscal year end to December 31 and appointed Semple & Cooper, LLP as the Company's independent certified public accountants for the Company for the fiscal year ending December 31, 1998. It is not anticipated that a representative of Semple & Cooper, LLP will be present at the Annual Meeting of Shareholders to respond to questions or make a statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                  VOTE REQUIRED AND RECOMMENDATION FOR ITEM 2

     The affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Shareholders is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ITEM 2 RATIFICATION OF THE APPOINTMENT OF SEMPLE & COOPER, LLP. as the Company's independent certified public accountants for the fiscal year ending December 31, 1998.

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                              TO EFFECT NAME CHANGE
                             (ITEM 3 ON PROXY CARD)

The Company's Board of Directors has unanimously approved and determined to submit to the Company's shareholders an amendment (the "Name Change Amendment") to the Company's Articles of Incorporation as currently amended (the "Articles of Incorporation"), to effect a change in the Company's name from Premium Cigars International, Ltd. to ProductExpress.com, Inc.

                  VOTE REQUIRED AND RECOMMENDATION FOR ITEM 3

     The affirmative vote for a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Shareholders is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ITEM 3 PROPOSAL FOR A NAME CHANGE OF THE COMPANY TO PRODUCTEXPRESS.COM, INC.

         INFORMATION RELATED TO NAME CHANGE TO PRODUCTEXPRESS.COM, INC.

     If the shareholders approve Item 3, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly,
Article I of the Articles of Incorporation shall be amended to read as follows:

     The name of the Corporation shall be ProductExpress.com, Inc.

     If the shareholders approve Item 3, the Name Change Amendment shall become effective upon the filing of an amendment to the Articles of Incorporation with the Arizona Corporation Commission. The Name Change Amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to Item 3. The Name Change Amendment, as it will appear if Item 3 is approved by the shareholders, is set forth above. If Item 3 is not approved by the shareholders, the Articles of Incorporation will not be amended.
to reflect the Name Change Amendment.

     ProductExpress.com is the Company's new e-commerce site, which contains both a retail side and a wholesale side directed towards the product needs of convenience store markets. The Company believes that its new e-commerce site leverages the Company's strengths -- products uniquely designed for the convenience store market and the Company's proven order solicitation, processing and shipping systems. While the Company's initial focus was on cigar and cigar-related products, the Company will offer a broad array of products through its new e-commerce site as the Company intends to expand its operations beyond the cigar business. Accordingly, management for the Company believes that Premium Cigars International, Ltd. no longer reflects the true nature of the Company's business and that ProductExpress.com, Inc. will better reflect the Company's new vision, as well as the future of its business.

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                          TO EFFECT REVERSE STOCK SPLIT
                             (ITEM 4 ON PROXY CARD)

     The Company's Board of Directors has unanimously approved and determined to submit to the Company's shareholders an amendment (the "Reverse Split Amendment") to the Company's Articles of Incorporation as currently amended (the "Articles of Incorporation"), to effect a reverse stock split (the "Reverse Split") of one share of the Company's Common Stock for every two and three-tenths shares of Common Stock that are currently issued and outstanding.

                  VOTE REQUIRED AND RECOMMENDATION FOR ITEM 4

     The affirmative vote for a majority of the shares of common stock present or represented by proxy and voting at the Annual Meeting of Shareholders is required for approval of this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ITEM 4 PROPOSAL FOR A REVERSE STOCK SPLIT IN ORDER TO IMPROVE THE LIKELIHOOD OF REGAINING AND MAINTAINING A BID PRICE OF AT LEAST $1.00 FOR THE COMPANY'S COMMON STOCK AND THEREBY IMPROVING THE COMPANY'S ABILITY TO MAINTAIN ITS LISTING ON THE NASDAQ SMALLCAP MARKET.

                   INFORMATION RELATED TO REVERSE STOCK SPLIT

     If the shareholders approve Item 4, the Company's Articles of Incorporation will be amended to replace the existing provision relating to the Company's authorized capital with the following provision relating thereto. Accordingly, the Articles of Incorporation shall be amended to add an Article IX which shall read as follows:

     Each two and three-tenths (2.3) shares of the Corporation's common stock issued and outstanding as of the date on which this Articles of Amendment are filed (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Corporation's common stock. Any fractional interest resulting from such reclassification shall be rounded to the nearest whole number.

     If the shareholders approve Item 4, the Reverse Split Amendment shall become effective upon the filing of an amendment to the Articles of Incorporation with the Arizona Corporation Commission. The Reverse Split Amendment will amend the Company's Articles of Incorporation to give effect to the amendment made pursuant to Item 4. The Reverse Split Amendment, as it will appear if Item 4 is approved by the shareholders, is set forth above. If Item 4 is not approved by the shareholders, the Articles of Incorporation will not be amended to reflect the Reverse Split Amendment.

     The proposed Reverse Split Amendment will not affect any shareholder's proportionate equity interest in the Company or the rights, preferences, privileges or priorities of any shareholder, other than a nominal adjustment which may occur due to the Company's rounding of fractional shares. Likewise, the Reverse Split Amendment will not affect the total shareholders' equity of the Company or any components of shareholders' equity as reflected on the financial statements of the Company except (i) to change the numbers of the issued and outstanding shares of capital stock and (ii) for an adjustment which will occur due to the costs incurred by the Company in connection with this Proxy Statement and the implementation of the Proposal as approved by the shareholders. However, because the number of shares of capital stock that the Company is authorized to issue will not be decreased in proportion to the one for every two and three-tenths share decrease in the number of issued shares, the number of shares which are authorized but unissued, and the percentage of ownership of the Company represented by such shares if they are issued in the future in the discretion of the Board of Directors, effectively will be increased.

     The following table illustrates the principal effect on the Company's capital stock of the Reverse Split, assuming a one-for two and three-tenths reverse split:

                                Prior to Reverse             After Reverse
                                     Split                       Split
                                ----------------             -------------
COMMON

Authorized                         10,000,000                  10,000,000

Issued and outstanding (1)          3,839,092                   1,669,170

Available for future issuance       6,160,908                   8,330,830

(1) Excludes shares issuable upon exercise of outstanding options or warrants as of March 31, 1999.

NASDAQ MINIMUM BID PRICE

     As amended effective August 22, 1997, Rule 4450 of the NASDAQ Marketplace Rules provides that issuers listed on the NASDAQ SmallCap Market maintain a minimum bid price of $1.00 per share for the listed stock. The Company's shares of Common Stock have not satisfied the NASDAQ requirements since December 11, 1998, and NASDAQ proposed to delist the Company from the NASDAQ SmallCap Market on January 23, 1999. The Company requested a hearing on the proposed delisting, which was held on April 8, 1999. At the hearing, the Company proposed that it effect the Reverse Split to achieve the $1.00 minimum closing bid price. The Board of Directors believes that such a delisting could adversely affect the ability of the Company to attract new investors, may result in decreased liquidity of the outstanding shares of Common Stock and, consequently, could reduce the price at which such shares trade and the transaction costs inherent to trading such shares. The Company believes that, if the Reverse Split Amendment is approved, there is a greater likelihood that the minimum bid price of the Common Stock will be maintained at a level over $1.00 per share.

     Even though a Reverse Stock split, by itself, does not impact a corporation's assets or prospects, reverse splits can result in a decrease in the aggregate market value of a corporation's equity capital. The Board of Directors, however, believes that this risk is offset by the prospect that the Reverse Stock Split will improve the likelihood that the Company will be able to maintain its NASDAQ SmallCap Market listing and may, by increasing the per share price, make an investment in the Common Stock more attractive for certain investors. However, we cannot assure that approval of the Reverse Split Amendment will succeed in raising the bid price of the Company's Common Stock above $1.00 per share, that such minimum price, if achieved, would be maintained, or even if the NASDAQ's minimum bid price requirements were satisfied, the Company's Common Stock would not be delisted by the NASDAQ for failure to meet other listing criteria, such as minimum net tangible assets or market value of the Company's float.

     THE COMPANY CANNOT ASSURE THAT THE MARKET PRICE OF THE COMMON STOCK AFTER THE PROPOSED REVERSE SPLIT WILL BE EQUAL TO THE MARKET PRICE BEFORE THE PROPOSED REVERSE SPLIT MULTIPLIED BY THE SPLIT NUMBER, OR THAT THE MARKET PRICE FOLLOWING THE REVERSE SPLIT WILL EITHER EXCEED OR REMAIN IN EXCESS OF THE CURRENT MARKET PRICE, OR THE REQUIRED $1.00 MINIMUM CLOSING BID PRICE.

NO EXCHANGE OF SHARES; NO FRACTIONAL SHARES

     Pursuant to the proposed Amendment, every two and three-tenths shares of issued and outstanding Common Stock would be converted and reclassified into one share of post-split Common Stock, and any fractional interests resulting from such reclassification would be rounded to the nearest whole number. The proposed Reverse Split would become effective upon the Split Effective Date. Shareholders will be notified after the Split Effective Date that the Reverse Split has been effected.

     Shareholders will not receive certificates for shares of post-split Common Stock. Accordingly, shareholders should not forward their certificates to the Company or its transfer agent. Beginning on the Split Effective Date, each certificate representing shares of the Company's pre-split Common Stock will be deemed for all corporate purposes to evidence ownership of the appropriate number of shares of post-split Common Stock.

     No service charge will be payable by shareholders in connection with any exchange of certificates, all costs of which will be borne and paid by the Company.

PURPOSES OF THE REVERSE SPLIT AND EFFECTIVE INCREASE IN AUTHORIZED SHARES

     The primary objectives of the Reverse Split is to increase the market value per share of the Company's Common Stock. The Company's Common Stock is currently listed on the NASDAQ SmallCap Market under the symbol "PCIG." However, the Company has received notice from the NASDAQ Stock Market ("NASDAQ") of its intent to delist the Common Stock for failure to maintain the minimum bid requirement of $1.00 per share for continued inclusion of the Company's shares on the NASDAQ SmallCap Market. The Company anticipates that the Reverse Split will have the effect of increasing the minimum bid price of its Common Stock sufficient to permit it to satisfy the applicable minimum bid price criteria.

     Additionally, the Board of Directors believes that the current price per share of the Company's Common Stock may reduce the effective marketability of the Common Stock because of the reluctance of certain brokerage firms to recommend the purchase of lower-priced stocks to their clients. Certain institutional investors have internal policies preventing the purchase of lower-priced stocks and many brokerage houses do not permit lower-priced stocks to be used as collateral for margin accounts. Further, a number of brokerage houses have policies and practices that tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of lower-priced stocks generally represents a higher percentage of the sale price than the commission on a relatively higher-priced stock.

     The Board of Directors believes that the recent low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to the Company. Many investors and market makers look upon lower priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The foregoing factors adversely affect both the pricing and the liquidity of the Common Stock. Thus, the potential increase in trading price is expected to be attractive to the financial community and the investing public and in the best interest of the shareholders.

     The Board of Directors is hopeful that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Split, and the resulting anticipated increase price level, will stimulate additional interest in the Company's Common Stock and possibly promote greater liquidity for the Company's shareholders. There can be no assurance, however, that there will be any greater liquidity, and it is possible that the liquidity could even be adversely affected by the reduced number of shares of Common Stock which would be outstanding after the proposed Reverse Split is effected.

     If the Reverse Split becomes effective, management expects the quoted market price of the Company's Common Stock to increase as a result of decreasing the number of shares outstanding without altering the aggregate economic interest in the Company represented by such shares. The Board believes that the increased market price may serve to mitigate the present reluctance, policies and practices on the part of brokerage firms referred to above and diminish the adverse impact of trading commissions on the potential market for the Company's shares of Common Stock. There can be no assurance, however, that the Reverse Split will achieve these desired results, that any such increase would be in proportion to the one-for-two and three-tenths Reverse Split Ratio or that the per share price level of the Common Stock immediately after the proposed Reverse Split can be maintained for any period of time.

     The Reverse Split may result in some shareholders owning "odd lots" of less than 100 shares. The costs, including brokerage commissions, of transaction in odd lots are generally higher than the costs in transactions of "round lots" of even multiples of 100.

     A secondary result of the effective increase in the number of authorized but unissued shares of Common Stock is for the Company to have additional shares of Common Stock authorized and available for issuance as the need arises. Such share issuances may be made for possible future financing transactions, stock acquisitions, asset purchases, stock dividends or splits, issuances under any stock option plan that may be adopted in the future, and other general corporate purposes. If Proposal Two is approved, shareholders will have no preemptive rights with respect to the additional authorized shares of Common Stock. Such shares of Common Stock may be issued on such terms, at such times and on such conditions as the Board may determine in its discretion.

     The Board of Directors is not aware of any present efforts by any person to accumulate the Company's capital stock or to obtain control of the Company through a tender offer, merger or other business combination, proxy contest or otherwise. The Board has not formulated any program, nor entered into any agreement or understanding, and has no current intention, to issue any unissued and unreserved shares of Common Stock for the purpose of impeding or preventing any proposed takeover.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company has not sought and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences of the Reverse Split Amendment. A summary of the federal income tax consequences of the Reverse Split as contemplated in Item 4 is set forth below. The discussion is based on the present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split Amendment. Income tax consequences to shareholders may vary from the federal tax consequences described generally below. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE CONTEMPLATED REVERSE SPLIT UNDER APPLICABLE FEDERAL, STATE AND LOCAL INCOME TAX LAWS.

     The proposed Reverse Split constitutes a "recapitalization" to the Company and its shareholders to the extent that issued shares of Common Stock are exchanged for a reduced number of shares of Common Stock. Therefore, neither the Company nor its shareholders will recognize any gain or loss for federal income tax purposes as a result thereof.

     The shares of Common Stock to be issued to each shareholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of such stock held by such shareholder immediately prior to the Split Effective Date. A shareholder's holding period for the shares of Common Stock to be issued will include the holding period for the shares of Common Stock held thereby immediately prior to the Split Effective Date provided that such shares of stock were held by the shareholder as capital assets on the Split Effective Date.

                         STOCKHOLDER PROPOSALS FOR 2000

     Proposals of security holders intended to be presented at the Company's Annual Meeting of Shareholders must be received by the Company by not later than December 2, 1999.

                                  OTHER MATTERS

     The cost of soliciting proxies will be borne by the Company and will consist primarily of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners. Solicitations also may be made by the Company's officers, directors, or employees, personally or by telephone.

Scottsdale, Arizona
May 7, 1999

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

PREMIUM CIGARS INTERNATIONAL, LTD. ANNUAL MEETING TO BE HELD ON 05/28/99 FOR HOLDERS AS OF 04/02/99 CUSIP: 740588 10 8

THE UNDERSIGNED HEREBY APPOINTS JOHN E. GREENWELL AND GARY SHERMAN AS PROXIES, EACH WITH THE POWER TO APPOINT HIS OR HER SUBSTITUTE, AND HEREBY AUTHORIZES THEM TO REPRESENT AND TO VOTE, AS DESIGNATED, ALL OF THE SHARES OF COMMON STOCK OF PREMIUM CIGARS INTERNATIONAL, LTD. HELD BY THE UNDERSIGNED ON APRIL 2, 1999, AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 1999 AT 9:00 A.M. AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES AT 15849 NORTH 77TH STREET, SCOTTSDALE, ARIZONA OR ANY ADJOURNMENT THEREOF. IF NO INSTRUCTIONS ARE INDICATED ON THE PROXY, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED HEREIN AND IN FAVOR OF ALL PROPOSALS DESCRIBED HEREIN.

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:  [ ]

DIRECTORS                                    DIRECTORS (MARK X FOR ONLY ONE BOX
                                             - IF NOT SPECIFIED, WILL BE VOTED
                                             FOR ALL NOMINEES)

1. DIRECTORS RECOMMEND: A VOTE FOR               [ ]  FOR ALL NOMINEES
   ELECTION OF THE FOLLOWING DIRECTORS:

   01-JOHN E. GREENWELL, 02-STEVEN A. LAMBRECHT [ ] WITHHOLD ALL NOMINEES 03-COLIN A. JONES, 04-GREG P. LAMBRECHT
   05-GARY SHERMAN, 06-GREG EMERY.               [ ] WITHHOLD AUTHORITY TO VOTE
                                                     FOR ANY INDIVIDUAL NOMINEE.
                                                     WRITE NUMBER(S) OF
                                                     NOMINEE(S) BELOW (USE
                                                     NUMBER ONLY).

                                                     ------------

                                           DIRECTORS
       PROPOSAL(S)                         RECOMMEND    FOR    AGAINST   ABSTAIN

2. RATIFICATION OF SEMPLE &                  FOR        [ ]      [ ]       [ ]
   COOPER, LLP AS INDEPENDENT
   AUDITORS AS DESCRIBED IN THE
   PROXY STATEMENT.

3. APPROVAL OF AMENDMENT TO THE              FOR        [ ]      [ ]       [ ]
   ARTICLES OF INCORPORATION TO
   CHANGE THE COMPANY'S NAME TO
   PRODUCTEXPRESS.COM., INC.

4. APPROVAL OF AMENDMENT TO THE              FOR        [ ]      [ ]       [ ]
   ARTICLES OF INCORPORATION TO
   EFFECT A 1 FOR 2.3 REVERSE STOCK SPLIT.

5. AUTHORITY TO VOTE ON ANY OTHER            FOR        [ ]      [ ]       [ ]
   BUSINESS THAT MAY PROPERLY
   COME BEFORE THE MEETING.


-------------------------------------------------------          ---------------
SIGNATURE(S)                                                     DATE

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.